Filed Pursuant to Rule 424(b)(3)
Registration No. 333-234647

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and neither we nor the selling stockholder are soliciting offers to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT Issued November 12, 2019 (Subject to Completion)

(To Prospectus dated November 12, 2019)

1,750,000 Shares

Class A Common Stock

The selling stockholder identified in this prospectus supplement is offering 1,750,000 shares of our Class A Common Stock, par value $0.0001 per share. We will not receive any proceeds from the sale of the shares to be offered by the selling stockholder.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “RNG.” On November 11, 2019, the last reported sale price for our Class A Common Stock was $170.21 per share.

	Price to Public	Underwriting Discounts(1)	Proceeds, before expenses, to Selling Stockholder(1)
Per share	$	$	$
Total	$	$	$

(1)

See “Underwriting” beginning on page S-25 for additional information regarding underwriting discounts, commissions and estimated expenses. We are responsible for paying certain expenses, including underwriting discounts and certain other costs, in connection with this offering, as described in “Underwriting.”

Investing in our Class A Common Stock involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page S-6 of this prospectus supplement and “Item 1A—Risk Factors” of our most recent reports on Form 10-K and Form 10-Q that are incorporated by reference in this prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A Common Stock to purchasers on or about              November     , 2019.

Goldman Sachs & Co. LLC	BofA Securities

November     , 2019

Prospectus Supplement

Prospectus

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.

We, the selling stockholder and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, which together we sometimes refer to generally as the prospectus, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We, the selling stockholder and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or the documents incorporated herein and therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Class A Common Stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth under the sections of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and the exhibits to the registration statement of which the accompanying prospectus is a part. Unless the context otherwise requires, the terms “RingCentral, Inc.,” “the company,” “we,” “us” and “our” in this prospectus supplement and the accompanying prospectus refer to the consolidated operations of RingCentral, Inc. and its consolidated subsidiaries as a whole.

RingCentral, Inc.

Overview

We are a leading provider of software-as-a-service (“SaaS”) solutions that enable businesses to communicate, collaborate, and connect. We believe that our innovative, cloud-based approach disrupts the large market for business communications and collaboration by providing flexible and cost-effective solutions that support distributed workforces, mobile employees, and the proliferation of smart phones and tablets. We enable convenient and effective communications for organizations across all their locations and employees, enabling them to be more productive and more responsive to their customers.

Our cloud-based business communications and collaboration solutions are designed to be easy to use, providing a single user identity across multiple locations and devices, including smartphones, tablets, PCs and desk phones. Our solutions can be deployed rapidly and configured and managed easily. Through our platform, we enable third-party developers and customers to integrate our solution with leading business applications to customize their own business workflows.

We have a portfolio of cloud-based offerings that are subscription based, made available at different rates varying by the specific functionalities, services, and number of users. We primarily generate revenues from the sale of software subscriptions to our offerings.

Our subscription plans have monthly, annual, or multi-year contractual terms. We believe that this flexibility in contract duration is important to meet the different needs of our customers. For each of the three and nine months ended September 30, 2019 and 2018, software subscriptions revenues accounted for 90% or more of our total revenues. The remainder of our revenues has historically been primarily comprised of product revenues from the sale of pre-configured phones and professional services. We do not develop, manufacture, or otherwise touch the delivery of physical phones and offer it as a convenience for a total solution to our customers in connection with subscriptions to our services. We rely on third-party providers to develop and manufacture these devices and fulfillment partners to successfully serve our customers.

We continue to invest in our direct inside sales force while also developing indirect sales channels to market our brand and our subscription offerings. Our indirect sales channel consists of a network of resellers who sell our solutions. We also sell our solutions through carriers including AT&T, Inc., TELUS Communications Company, and BT Group plc. In October 2019, we entered into certain agreements for a strategic partnership with Avaya Holdings Corp. (“Avaya”), which includes the introduction of a new solution Avaya Cloud Office by RingCentral (“ACO”), which will be the exclusive Unified Communications as a Service solution marketed and sold by Avaya and its subsidiaries. We intend to continue to foster this network and expand our network with other resellers. We also participate in more traditional forms of media advertising, such as radio and billboard advertising.

Since its launch, our revenue growth has primarily been driven by our flagship RingCentral Office product offering, which has resulted in an increased number of customers, increased average software subscription revenue per customer, and increased retention of our existing customer and user base. We define a “customer” as one individual billing relationship for the subscription to our services, which generally correlates to one company account per customer. As of September 30, 2019, we had customers from a range of industries, including financial services, education, healthcare, legal services, real estate, retail, technology, insurance, construction, hospitality, and state and local government, among others. For each of the three and nine months ended September 30, 2019 and 2018, the vast majority of our total revenues were generated in the U.S. and Canada, although we expect the percentage of our total revenues derived outside of the U.S. and Canada to grow as we continue to expand internationally.

The growth of our business and our future success depend on many factors, including our ability to expand our customer base to larger customers, continue to innovate, grow revenues from our existing customer base, expand our distribution channels, and scale internationally.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

•

We have incurred significant losses and negative cash flows in the past and anticipate continuing to incur losses for at least the foreseeable future, and we may therefore not be able to achieve or sustain profitability in the future;

•	Our rapid growth and the quickly changing markets in which we operate make it difficult to evaluate our current business and future prospects, which may increase the risk of investing in our stock;

•

Our quarterly and annual results of operations have fluctuated in the past and may continue to do so in the future. As a result, we may fail to meet or to exceed the expectations of research analysts or investors, which could cause our stock price to fluctuate;

•	We face intense competition in our markets and may lack sufficient financial or other resources to compete successfully;

•	To deliver our subscriptions, we rely on third parties for our network connectivity and co-location facilities, and for certain of the features in our subscriptions;

•

Interruptions or delays in service from our third-party data center hosting facilities and co-location facilities could impair the delivery of our subscriptions, require us to issue credits or pay penalties and harm our business;

•

Failures in Internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable, possibly leading our customers to switch to our competitors or to avoid using our subscriptions;

•

Most of our customers may terminate their subscriptions for our service at any time without penalty, and increased customer turnover, or costs we incur to retain our customers and encourage them to add users and, in the future, to purchase additional functionalities and premium subscription editions, could materially and adversely affect our financial performance;

•	If we are unable to attract new customers to our subscriptions or upsell to those customers on a cost-effective basis, our business will be materially and adversely affected; and

•

The dual class structure of our common stock as contained in our charter documents has the effect of concentrating voting control with a limited number of stockholders that held our stock prior to our initial public offering, including our founders and our executive officers, employees and directors and their affiliates, and venture capital investors, and limiting other stockholders’ ability to influence corporate matters.

Corporate Information and History

We were incorporated in California in February 1999, and we reincorporated in Delaware in September 2013. Our principal executive offices are located at 20 Davis Drive, Belmont, California 94002 and the telephone number at that address is (650) 472-4100. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address in this prospectus supplement solely for informational purposes and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase shares of our Class A Common Stock.

“RingCentral” and other of our trademarks appearing in this prospectus are our property. This prospectus also contains trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

THE OFFERING

Class A Common Stock offered by the selling stockholder in this offering	1,750,000 shares of our Class A Common Stock

Class A Common Stock to be outstanding immediately after this offering	74,827,134 shares of our Class A Common Stock

Class A Common Stock to be held by the selling stockholder immediately after this offering	420,785 shares of our Class A Common Stock

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our Class A Common Stock by the selling stockholder. See “Use of Proceeds” for additional information.

Selling stockholder	Avaya Inc.

NYSE trading symbol	“RNG”

The number of shares of our Class A and Class B Common Stock that will be outstanding after this offering is based on 74,827,134 shares of our Class A common stock outstanding and 11,119,473 shares of our Class B common stock outstanding as of September 30, 2019 (assuming the issuance of 2,170,785 shares of Class A Common Stock issued to the selling stockholder on November 12, 2019 in connection with our strategic partnership with the selling stockholder), and excludes:

•

11,966 shares of Class B Common Stock issuable upon the exercise of outstanding options as of September 30, 2019 granted pursuant to our 2003 Equity Incentive Plan at a weighted-average exercise price of $0.99 per share;

•

1,175,627 shares of Class B Common Stock issuable upon the exercise of outstanding options as of September 30, 2019 granted pursuant to our 2010 Equity Incentive Plan at a weighted-average exercise price of $7.4715 per share;

•

1,570,189 shares of Class A Common Stock issuable upon the exercise of outstanding options as of September 30, 2019 granted pursuant to our 2013 Equity Incentive Plan at a weighted-average exercise price of $16.2494 per share;

•	3,250,083 shares of Class A Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2019;

•	192,769 shares of Class A Common Stock issuable upon the vesting of restricted stock units granted after September 30, 2019;

•	14,762,596 shares of Class A Common Stock reserved for future issuance under our 2013 Equity Incentive Plan as of September 30, 2019; and

•	3,991,688 shares of Class A Common Stock reserved for future issuance under our 2013 Employee Stock Purchase Plan as of September 30, 2019.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of outstanding options subsequent to September 30, 2019;

•	no vesting of restricted stock unit awards subsequent to September 30, 2019; and

•

the issuance of 2,170,785 shares of Class A Common Stock issued to the selling stockholder on November 12, 2019 in connection with our strategic partnership with the selling stockholder, as described in this prospectus supplement.

RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K and in Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, together with the other information set forth in this prospectus supplement and the accompanying prospectus, and in the other documents that we include or incorporate by reference into this prospectus supplement, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our Class A Common Stock.. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our Class A Common Stock could decline and you could lose part or all of your investment.

For more information about our SEC filings, please see “Where You Can Find More Information” and “Information Incorporated by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements. Statements that are not purely historical are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipates”, “believes”, “could”, “seeks”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” and similar expressions or variations intended to identify forward-looking statements. Forward-looking statements contained in this prospectus supplement and the accompanying prospectus include, but are not limited to, statements about:

•	our progress against short-term and long-term goals;

•	our future financial performance;

•	our anticipated growth, growth strategies and our ability to effectively manage that growth and effect these strategies;

•	our success in the enterprise market;

•	anticipated trends, developments and challenges in our business and in the markets in which we operate, as well as general macroeconomic conditions;

•	our ability to scale to our desired goals, particularly the implementation of new processes and systems and the addition to our workforce;

•	the impact of competition in our industry and innovation by our competitors;

•	our ability to anticipate and adapt to future changes in our industry;

•	our ability to predict software subscriptions revenues, formulate accurate financial projections, and make strategic business decisions based on our analysis of market trends;

•	our ability to anticipate market needs and develop new and enhanced products and subscriptions to meet those needs, and our ability to successfully monetize them;

•	maintaining and expanding our customer base;

•	maintaining, expanding and responding to changes in our relationships with other companies;

•	maintaining and expanding our distribution channels, including our network of sales agents and resellers;

•	our success with our carrier partners;

•	our ability to sell, market, and support our products and services;

•	our ability to expand our business to larger customers as well as expanding domestically and internationally;

•	our ability to realize increased purchasing leverage and economies of scale as we expand;

•	the impact of seasonality on our business;

•	the impact of any failure of our solutions or solution innovations;

•	our reliance on our third-party product and service providers;

•	the potential effect on our business of litigation to which we may become a party;

•	our liquidity and working capital requirements;

•	the impact of changes in the regulatory environment;

•	our ability to protect our intellectual property and rely on open source licenses;

•	our expectations regarding the growth and reliability of the internet infrastructure;

•	the timing of acquisitions of, or making and exiting investments in, other entities, businesses or technologies;

•	our ability to successfully and timely execute on, integrate, and realize the benefits of any acquisition, investment, strategic partnership, or other strategic transaction we may make or undertake;

•	our capital expenditure projections;

•	the estimates and estimate methodologies used in preparing our condensed consolidated financial statements;

•	the political environment and stability in the regions in which we or our subcontractors operate;

•	the impact of economic downturns on us and our customers;

•	our ability to defend our systems and our customer information from fraud and cyber-attack;

•	our ability to prevent the use of fraudulent payment methods for our products;

•	our ability to retain key employees and to attract qualified personnel; and

•	the impact of foreign currencies on our non-U.S. business as we expand our business internationally.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the accompanying prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference in this prospectus and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference into this prospectus and the accompanying prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement and the accompanying prospectus, and the documents that are incorporated by reference into this prospectus supplement and accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement and the accompanying prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

See the sections titled “Risk Factors” incorporated from filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our capital stock and certain provisions of our second amended and restated certificate of incorporation and amended and restated bylaws are summaries and are qualified by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus supplement and the accompanying prospectus forms a part.

Our second amended and restated certificate of incorporation provides for two classes of common stock: Class A and Class B common stock. In addition, our second amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences, and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of shares, all with a par value of $0.0001 per share, of which:

•	1,000,000,000 shares are designated as Class A common stock;

•	250,000,000 shares are designated as Class B common stock; and

•	100,000,000 are designated as preferred stock.

As of September 30, 2019, we had 74,827,134 shares of Class A common stock outstanding held by approximately 13 stockholders of record, assuming the issuance of 2,170,785 shares of Class A Common Stock issued to the selling stockholder on November 12, 2019 in connection with our strategic partnership with the selling stockholder, and 11,119,473 shares of Class B common stock outstanding, held by approximately 12 stockholders of record. We also had outstanding options and restricted stock units to acquire 6,007,865 shares of Class A common stock and Class B common stock held by employees, directors and consultants.

Class A and Class B Common Stock

Our second amended and restated certificate of incorporation provides for two classes of common stock: Class A and Class B common stock.

Voting Rights

Holders of our Class A common stock and Class B common stock have identical rights, provided however that, except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of Class A common stock are entitled to one vote per share of Class A common stock and holders of Class B common stock are entitled to 10 votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there would be a separate vote of our Class A common stock and Class B common stock as a separate classes in the following circumstances:

•

if we propose to amend our second amended and restated certificate of incorporation (i) to increase or decrease the par value of the shares of any class of our capital stock or (ii) to alter or change the powers, preferences or special rights of the shares of a class of our common stock so as to affect them adversely;

•	if we propose to treat the shares of a class of our common stock differently with respect to any dividend or distribution of cash, property or shares of our stock paid or distributed by us;

•	if we propose to treat the shares of a class of our common stock differently with respect to any subdivision or combination of the shares of a class of our common stock; or

•

if we propose to treat the shares of a class of our common stock differently in connection with a change of control with respect to any consideration into which the shares are converted or any consideration paid or otherwise distributed to our stockholders.

Under our second amended and restated certificate of incorporation, we may not increase or decrease the authorized number of shares of Class A common stock or Class B common stock without the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class.

Under our second amended and restated certificate of incorporation, we may not issue any shares of Class B common stock, other than upon exercise of options, warrants, or similar rights to acquire common stock outstanding immediately prior to the completion of the offering and in connection with stock dividends and similar transactions, unless that issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.

We have not provided for cumulative voting for the election of directors in our second amended and restated certificate of incorporation.

Economic Rights

Except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation those described below.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash, property or shares of our capital stock paid or distributed by us, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class. In the event a dividend or distribution is paid in the form of shares of Class A common stock or Class B common stock or rights to acquire shares of such stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock shall receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities and the liquidation preferences and any accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Change of Control Transactions

Upon (A) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (B) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately prior to the transaction (or the voting securities issued with respect to our voting securities outstanding immediately prior to the transaction) representing less than a majority of the combined voting power of our voting securities or the voting securities of the surviving or acquiring entity or (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of our outstanding voting stock (or the outstanding voting stock of the surviving or acquiring entity), the holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common Stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.

Subdivisions and Combinations

If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (i) the date specified by affirmative vote or written consent of the holders of at least 67% of the outstanding shares of Class B common stock or (ii) any transfer, whether or not for value, except for certain transfers described in our second amended and restated certificate of incorporation, including, without limitation, transfers for tax and estate planning purposes, so long as the transferring holder of Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred.

Upon the death of a holder of Class B common stock who is a natural person, the Class B common stock held by that person or his or her permitted estate planning entities will convert automatically into Class A common stock; provided, however, that Vladimir Shmunis and Vlad Vendrow, our two founders, may transfer voting control of shares of Class B common stock to another Class B stockholder contingent or effective upon his death or permanent incapacity without triggering a conversion to Class A common stock, provided that the shares of Class B common stock so transferred shall convert to Class A common stock nine months after the death of the transferring stockholder.

In addition, with respect to each holder of Class B common stock, all of such holder’s shares of Class B common stock will automatically convert into shares of Class A common stock on the seven-year anniversary of the closing date of our initial public offering; provided that any such holder’s Class B common stock will not automatically convert into Class A common stock, notwithstanding the seven-year automatic conversion provision, and such holder will continue to be deemed to hold Class B common stock, as long as such holder continues to beneficially own a number of shares of Class B common stock equal to more than 50% of the number of shares of Class B common stock that such holder beneficially owned immediately prior to completion of our initial public offering.

Once transferred and converted into Class A common stock, such Class B common stock shall be retired will not be reissued.

All outstanding shares of Class B common stock will convert into Class A common stock on the date on which the number of outstanding shares of Class B common stock represents less than 10% of the aggregate combined number of outstanding shares of Class A common stock and Class B common stock. After such conversion, no further shares of Class B common stock will be issued.

Except for the issuance of Class B Common Stock issuable upon exercise of options, warrants or similar rights to acquire Class B common stock outstanding as of the effective time of the second amended and restated certificate of incorporation (the “Effective Time”) or a dividend payable in accordance with the second amended and restated certificate of incorporation, we shall not at any time after the Effective Time issue any additional shares of Class B common stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock

Preferred Stock

As of September 30, 2019, there were no shares of our preferred stock outstanding.

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 100,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our Class A common stock or Class B common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our Class A common stock or Class B common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Provisions of Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Anti-Takeover Law

Our second amended and restated certificate of incorporation provides for a board of directors with each director serving a one-year term. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our second amended and restated certificate of incorporation and amended and restated bylaws provide that, once our outstanding shares of Class B common stock represent less than a majority of the combined voting power of our common stock, all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only the majority of our whole board of directors, chair of the board of directors or our chief executive officer may call a special meeting of stockholders.

Stockholder Action

Our second amended and restated certificate of incorporation provides that our stockholders are able to take action by written consent. When the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, our stockholders will no longer be able to take action by written consent, and will only be able to take action at annual or special meetings of our stockholders.

As described above in “—Class A and Class B Common Stock—Voting Rights,” our second amended and restated certificate of incorporation further provides for a dual class common stock structure, which provides our founders, current investors, executives and employees with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets.

Our second amended and restated certificate of incorporation and amended and restated bylaws provide that our directors may be removed only for cause and require a supermajority stockholder vote for the rescission, alteration, amendment or repeal of the second amended and restated certificate of incorporation or amended and restated bylaws by stockholders. Our second amended and restated certificate of incorporation and amended and restated bylaws also provide that vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of our board of directors. Our amended and restated bylaws establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The combination of the classification of our board of directors, the lack of cumulative voting, supermajority stockholder voting requirements, the ability of the board to fill vacancies and the advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions, including the dual class structure of our common stock, may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporate Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021, and its phone number is (877) 373-6374.

Listing

Our shares of Class A common stock are listed on the New York Stock Exchange under the symbol “RNG.”

MARKET PRICE OF CLASS A COMMON STOCK

Our Class A Common Stock has been traded on the New York Stock Exchange under the symbol “RNG” since September 27, 2013. On November 11, 2019, the last reported sale price for our Class A Common Stock was $170.21 per share.

Holders of Record

As of September 30, 2019, there were 21 shareholders of record, assuming the issuance of 2,170,785 shares of Class A Common Stock issued to the selling stockholder on November 12, 2019 in connection with our strategic partnership with the selling stockholder. The number of record holders does not include beneficial holders who hold their shares in “street name,” meaning that the shares are held for their accounts by a broker or other nominee. Accordingly, we believe that the total number of beneficial holders is higher than the number of our shareholders of record.

DIVIDEND POLICY

We have never declared or paid, any cash dividends on our Class A Common Stock. We currently intend to retain all of our future earnings, if any, to finance our operations and do not anticipate paying any cash dividends on our Class A Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR CLASS A COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Class A Common Stock acquired in this offering but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary applies only to Class A Common Stock acquired in this offering. It does not address the tax consequences arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address the potential application of the alternative minimum tax, the Medicare tax on net investment income or any other tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	real estate investment trusts, regulated investment companies or grantor trusts;

•	qualified foreign pension funds or other tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	partnerships (or entities classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•	persons who hold our Class A Common Stock as a position in a “hedge,” “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our Class A Common Stock as a capital asset within the meaning of Code Section 1221;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A Common Stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of options or otherwise as compensation; or

•	persons that own, or are deemed to own, our Class B Common Stock.

In addition, if a partnership (or entity or arrangement classified as such for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Class A Common Stock, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our Class A Common Stock.

This discussion is for informational purposes only and is not tax advice. You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Class A Common Stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, except as modified for estate tax purposes, you are a non-U.S. holder if you are a beneficial owner of shares of our Class A Common Stock that, for U.S. federal income tax purposes, is not a partnership or:

•	an individual who is a citizen or resident of the United States (for U.S. federal income tax purposes);

•

a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof or entity treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

We have not made any distributions on our Class A Common Stock, and we do not plan to make any distributions on our Class A Common Stock. However, if we do make distributions on our Class A Common Stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our Class A Common Stock, but not below zero, and then will be treated as gain from the sale of stock.

Subject to the discussions below on effectively connected income, backup withholding and FATCA, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, including a U.S. taxpayer identification number, if required, certifying qualification for the reduced rate. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Class A Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which may then be required to provide certification to the relevant paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable tax treaty, that are attributable to a permanent establishment maintained by you in the

U.S.), are generally exempt from such withholding tax, subject to the discussions below on backup withholding and FATCA. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, generally are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

Gain on Disposition of Our Class A Common Stock

Subject to discussions below regarding backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A Common Stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our Class A Common Stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five year period preceding your disposition of, or your holding period for, our Class A Common Stock.

We believe that we are not currently and will not become a USRPHC, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property and other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Class A Common Stock is regularly traded on an established securities market, such Class A Common Stock will be treated as U.S. real property interests only if you actually or constructively hold more than 5% of such regularly traded Class A Common Stock at any time during the shorter of the five year period preceding your disposition of, or your holding period for, our Class A Common Stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay U.S. federal income tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% U.S. federal income tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S.-source capital losses for the year. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our Class A Common Stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Class A Common Stock made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Provisions commonly referred to as “FATCA” generally impose a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a disposition of our Class A Common Stock paid to a “foreign financial institution” (as specifically defined in the Code) unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and the gross proceeds from a disposition of our Class A Common Stock paid to a “non-financial foreign entity” (as specifically defined in the Code) unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity or otherwise establishes an exemption.

The withholding provisions described above generally apply to payments of dividends on our Class A Common Stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of Class A Common Stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. You should consult your tax advisors regarding the potential application of FATCA to your investment in, and ownership and disposition of, our Class A Common Stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Class A Common Stock, including the consequences of any proposed change in applicable laws.

SELLING STOCKHOLDER

The following table details the name of the selling stockholder, the number of shares of our Class A Common Stock beneficially owned by the selling stockholder, and the number of shares of our Class A Common Stock being offered by the selling stockholder for sale under this prospectus supplement. The percentage of shares of our common stock beneficially owned by the selling stockholder both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 74,827,134 shares of our Class A Common Stock outstanding and 11,119,473 shares of our Class B Common Stock outstanding as of September 30, 2019, assuming the issuance of 2,170,785 shares of Class A Common Stock issued to the selling stockholder on November 12, 2019 in connection with our strategic partnership with the selling stockholder, as described herein.

Unless otherwise indicated in the footnotes below, each stockholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to the Offering				Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After the Offering
	Class A		Class B			Class A		Class B
	Shares	%	Shares	%		Shares	%	Shares	%
Name of Selling Stockholder
Avaya Inc.(1)	2,170,785	2.9%	—	—	1,750,000	420,785	*	—	—

(*)	Represents beneficial ownership of less than 1%.
(1)

Avaya Inc. is a Delaware corporation and wholly-owned subsidiary of Avaya Holdings Corp., a publicly traded company (NYSE: AVYA). Avaya Holdings Corp.’s address is 4655 Great America Parkway, Santa Clara, California 95054.

Strategic Partnership

In October 2019, we entered into a strategic partnership with the selling stockholder. As part of such strategic partnership, we entered into a Framework Agreement by and between us and the selling stockholder, dated as of October 3, 2019 (the “Framework Agreement”). The terms of our strategic partnership with the selling stockholder and the Framework Agreement are described in our Current Reports on Form 8-K filed with the SEC on October 3, 2019 and October 31, 2019, which are incorporated by reference herein.

Further, in connection with our strategic partnership with the selling stockholder, Avaya Holdings Corp., the parent entity of the selling stockholder, issued and sold to us 125,000 shares of Avaya Holdings Corp.’s Series A Convertible Preferred Stock, par value $0.01 per share, for an aggregate purchase price of $125 million in a private placement under the Securities Act that was completed on October 31, 2019 (the “Investment”). From October 31, 2019 until the first date on which we and our affiliates no longer hold or beneficially own, in the aggregate, a number of shares of Avaya Holdings Corp.’s common stock, par value $0.01 per share (calculated on an as converted to common stock basis) that is equal to or greater than 4,759,339 shares (subject to certain adjustments) (the “RingCentral Ownership Threshold”), we are entitled to nominate one person to the board of the directors of Avaya Holdings Corp (such individual, the “RingCentral Nominee”). For so long as the RingCentral Ownership Threshold is met, we are subject to a voting agreement with respect to the shares of Avaya Holdings Corp. capital stock held by us, with respect to certain matters. In addition, for as long as the RingCentral Nominee sits on the board of directors of Avaya Holdings Corp., we are subject to customary standstill provisions and will hold consent rights over certain actions taken by Avaya Holdings Corp., along with customary preemptive rights. We are also entitled to customary demand and piggyback registration rights with respect to the shares of Avaya Holdings Corp.’s capital stock held by us and our transferees (beginning six months after October 31, 2019), and are subject to customary restrictions on transfer of such shares.

Registration Rights Agreement

We are party to a Registration Rights Agreement with the selling stockholder (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we have agreed to register the sale of the company’s Class A Common Stock issued to the selling stockholder under the Framework Agreement and any shares of Class A Common Stock issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of such shares, other than company securities which have previously been sold, transferred, exchanged, or disposed of pursuant to an effective registration statement under the Exchange Act or in compliance with Rule 144. We have agreed to use our reasonable best efforts to cause any such registration statement to become effective within certain time periods following the issuance of shares of Class A Common Stock under the Registration Rights Agreement, as described therein. A copy of the Registration Rights Agreement is filed as an exhibit to the registration statement of which of which this prospectus supplement and the accompanying prospectus forms a part.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, have severally agreed to purchase, and the selling stockholder has agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares
Goldman Sachs & Co. LLC	875,000
BofA Securities, Inc.	875,000
Total	1,750,000

The underwriters are collectively referred to as the “underwriters”. To the extent there is one underwriter, “underwriters” refers to the underwriter listed in the table above. The underwriters are offering the shares of Class A Common Stock subject to their acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A Common Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A Common Stock offered by this prospectus supplement if any such shares are taken.

The underwriters initially propose to offer part of the shares of Class A Common Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $         per share under the public offering price. After the initial offering of the Class A Common Stock, the offering price and other selling terms may from time to time be varied by the underwriters. Sales of Class A Common Stock made outside of the United States may be made by affiliates of the underwriters.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the selling stockholder.

	Per Share	Total
Public offering price	$	$
Underwriting discounts*	$	$
Proceeds, before expenses, to selling stockholder*	$	$

*	Certain of the expenses of this offering, including the underwriting discount, will be paid by us, pursuant to the terms of the Framework Agreement.

We are responsible for paying certain expenses, including underwriting discounts and certain other costs for the selling stockholder, in connection with this offering. We estimate that the offering expenses payable by us, exclusive of the underwriting discounts, are approximately $        . In addition to ordinary course offering expenses such as listing, legal, accounting and printing expenses, pursuant to the terms the Framework Agreement, we have also agreed to cover certain costs for the selling stockholder in connection with this offering. In particular, we have agreed to pay the selling stockholder the difference between (i) the aggregate purchase price received by the selling stockholder in this offering and (ii) the aggregate closing price of the shares of Class A Common Stock offered pursuant to this prospectus on the date hereof. Further, we have agreed to reimburse the selling stockholder for certain expenses it incurs in connection with this offering in an amount up to $50,000. Any payments owed by us to the selling stockholder pursuant to these arrangements will be payable to the selling stockholder by means of reducing any potential future refunds payable to us by the selling stockholder of advance payments for future commissions and certain licensing rights made by us pursuant to the Framework Agreement, as described in our Current Report on Form 8-K filed with the SEC on October 3, 2019.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “RNG.”

The selling stockholder has agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A Common Stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the underwriters. The Company and its directors and officers will not enter into similar agreements with the underwriters.

In order to facilitate the offering of the Class A Common Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters can close out a short sale by purchasing shares in the open market. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A Common Stock in the open market to stabilize the price of the Class A Common Stock. These activities may raise or maintain the market price of the Class A Common Stock above independent market levels or prevent or retard a decline in the market price of the Class A Common Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

We, the selling stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of Class A Common Stock for sale to their online brokerage account holders. Allocations for internet distributions will be made to underwriters on the same basis as other allocations.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the company and to persons and entities with relationships with the company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the

Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would not, if the company was not an authorised person, apply to the company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Canada

The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of Class A Common Stock in respect of which this prospectus is being delivered will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Goodwin Procter LLP, Redwood City, California has acted as counsel to the underwriters in connection with this offering. Kirkland & Ellis LLP is representing the selling stockholder in connection with this offering.

EXPERTS

The consolidated financial statements of RingCentral, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states the company has changed its method of accounting for revenue from contracts with customers and accounting for sales commissions due to the adoption of Accounting Standards Codification (ASC) Topic 606 and Subtopic 340-40. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that the company acquired Dimelo SA on October 22, 2018, and management excluded from its assessment of the effectiveness of the company’s internal control over financial reporting as of December 31, 2018, Dimelo SA’s internal control over financial reporting associated with consolidated total assets and consolidated total revenue of less than 1% included in the consolidated financial statements of the company as of and for the year ended December 31, 2018. KPMG LLP’s audit of internal control over financial reporting of the company also excluded an evaluation of Dimelo SA’s internal control over financial reporting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC, and the accompanying prospectus. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ringcentral.com. Information accessible on or through our website is not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

•

All information in our definitive proxy statement on Schedule  14A, filed with the SEC on April  11, 2019, and as amended on May 8, 2019, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

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Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  10, 2019, August  8, 2019 and November 12, 2019, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on April 4, 2019, April 5, 2019, May 13, 2019, October 3, 2019, October 31, 2019 and November 12, 2019; and

•

The description of our Class  A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-36089) filed with the SEC on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents, at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

RingCentral Inc.

20 Davis Drive

Belmont, California 94002

Attn: Investor Relations

(650) 472-4100

PROSPECTUS

Class A Common Stock

By this prospectus, we may offer and sell from time to time, in one or more offerings, shares of our Class A Common Stock, par value $0.0001 per share ( “Class A Common Stock”) as described in this prospectus. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of Class A Common Stock as described in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the symbol “RNG.” On November 11, 2019, the last reported sale price for our Class A Common Stock was $170.21 per share.

We or any selling stockholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling stockholders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling stockholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders.

Investing in our securities involves risks. You should carefully consider the risks incorporated by reference under “Risk Factors” on page 5 of this prospectus, as well as in any applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2019.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We or any selling stockholder may offer the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities to be offered. Each time we or any selling stockholders sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our Class A Common Stock that each of the selling stockholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Before making an investment in our securities, you should carefully read both this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Information Incorporated by Reference” and the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our Class A Common Stock unless accompanied by a prospectus supplement.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling stockholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “RingCentral,” “we,” “us,” “our” and similar terms refer to RingCentral, Inc. and its subsidiaries.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based upon current expectations that involve risks and uncertainties. Actual results may differ materially from those anticipated in these forward-looking statements. Statements that are not purely historical are forward-looking statements. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement titled “Risk Factors.”

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RINGCENTRAL, INC.

OVERVIEW

We are a leading provider of software-as-a-service (“SaaS”) solutions that enable businesses to communicate, collaborate, and connect. We believe that our innovative, cloud-based approach disrupts the large market for business communications and collaboration by providing flexible and cost-effective solutions that support distributed workforces, mobile employees, and the proliferation of smart phones and tablets. We enable convenient and effective communications for organizations across all their locations and employees, enabling them to be more productive and more responsive to their customers.

Our cloud-based business communications and collaboration solutions are designed to be easy to use, providing a single user identity across multiple locations and devices, including smartphones, tablets, PCs and desk phones. Our solutions can be deployed rapidly and configured and managed easily. Through our platform, we enable third-party developers and customers to integrate our solution with leading business applications to customize their own business workflows.

We have a portfolio of cloud-based offerings that are subscription based, made available at different rates varying by the specific functionalities, services, and number of users. We primarily generate revenues from the sale of software subscriptions to our offerings.

Our subscription plans have monthly, annual, or multi-year contractual terms. We believe that this flexibility in contract duration is important to meet the different needs of our customers. For each of the three and nine months ended September 30, 2019 and 2018, software subscriptions revenues accounted for 90% or more of our total revenues. The remainder of our revenues has historically been primarily comprised of product revenues from the sale of pre-configured phones and professional services. We do not develop, manufacture, or otherwise touch the delivery of physical phones and offer it as a convenience for a total solution to our customers in connection with subscriptions to our services. We rely on third-party providers to develop and manufacture these devices and fulfillment partners to successfully serve our customers.

We continue to invest in our direct inside sales force while also developing indirect sales channels to market our brand and our subscription offerings. Our indirect sales channel consists of a network of resellers who sell our solutions. We also sell our solutions through carriers including AT&T, Inc., TELUS Communications Company and BT Group plc. In October 2019, we entered into certain agreements for a strategic partnership with Avaya Holdings Corp. (“Avaya”), which includes the introduction of a new solution Avaya Cloud Office by RingCentral, which will be the exclusive Unified Communications as a Service solution marketed and sold by Avaya and its subsidiaries. We intend to continue to foster this network and expand our network with other resellers. We also participate in more traditional forms of media advertising, such as radio and billboard advertising.

Since its launch, our revenue growth has primarily been driven by our flagship RingCentral Office product offering, which has resulted in an increased number of customers, increased average software subscription revenue per customer, and increased retention of our existing customer and user base. We define a “customer” as one individual billing relationship for the subscription to our services, which generally correlates to one company account per customer. As of September 30, 2019, we had customers from a range of industries, including financial services, education, healthcare, legal services, real estate, retail, technology, insurance, construction, hospitality, and state and local government, among others. For each of the three and nine months ended September 30, 2019 and 2018, the vast majority of our total revenues were generated in the U.S. and Canada, although we expect the percentage of our total revenues derived outside of the U.S. and Canada to grow as we continue to expand internationally.

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The growth of our business and our future success depend on many factors, including our ability to expand our customer base to larger customers, continue to innovate, grow revenues from our existing customer base, expand our distribution channels, and scale internationally.

We were incorporated in California in February 1999, and we reincorporated in Delaware in September 2013. Our principal executive offices are located at 20 Davis Drive, Belmont, California 94002 and the telephone number at that address is (650) 472-4100. Our internet address is www.ringcentral.com. Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

“RingCentral” and other of our trademarks appearing in this prospectus are our property. This prospectus also contains trade names and trademarks of other companies. We do not intend our use or display of other companies’ trade names or trademarks to imply an endorsement or sponsorship of us by such companies, or any relationship with any of these companies.

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RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks described in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K or under Part II, Item 1A, Risk Factors in our Quarterly Reports on Form 10-Q, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making a decision about investing in our Class A Common Stock. The risks and uncertainties discussed in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are not the only ones facing our Company. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial, may also harm our business, financial condition and operating results, the trading price of our Class A Common Stock could decline and you could lose part or all of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any applicable prospectus supplement or free writing prospectus will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds. We may invest the net proceeds temporarily until we use them for their stated purpose. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement and/or free writing prospectus.

We will not receive any proceeds from the sale of shares of our Class A Common Stock by the selling stockholders.

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DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, shares of our Class A Common Stock. In addition, the selling stockholders may offer and sell from time to time, in one or more offerings shares of Class A Common Stock as described in this prospectus.

We or the selling stockholders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the Class A Common Stock that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

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SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of Class A Common Stock. The selling stockholders originally acquired the shares of our Class A Common Stock included in this prospectus through private placements of our Class A Common Stock. Information about any selling stockholders, where applicable, including their identities and the number of shares of Class A Common Stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our Class A Common Stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our Class A Common Stock pursuant to any available exemption from the registration requirements of the Securities Act.

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PLAN OF DISTRIBUTION

We or the selling stockholders may sell our securities from time to time in one or more transactions. We or the selling stockholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue Class A Common Stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling stockholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

We or the selling stockholders may use an underwriter or underwriters in the offer or sale of our securities.

•

If we or the selling stockholders use an underwriter or underwriters, we or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We or the selling stockholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling stockholders may solicit directly offers to purchase our securities, and we or the selling stockholders may directly sell our securities to institutional or other investors. We or the selling stockholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We or the selling stockholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling stockholders, in the ordinary course of business.

We or the selling stockholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we or the selling stockholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling stockholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the selling stockholders describe in the prospectus supplement.

•

We or the selling stockholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

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Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling stockholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling stockholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. Selling stockholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of RingCentral, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states the Company has changed its method of accounting for revenue from contracts with customers and accounting for sales commissions due to the adoption of Accounting Standards Codification (ASC) Topic 606 and Subtopic 340-40. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states that the Company acquired Dimelo SA on October 22, 2018, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, Dimelo SA’s internal control over financial reporting associated with consolidated total assets and consolidated total revenue of less than 1% included in the consolidated financial statements of the Company as of and for the year ended December 31, 2018. KPMG LLP’s audit of internal control over financial reporting of the Company also excluded an evaluation of Dimelo SA’s internal control over financial reporting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.ringcentral.com. Information accessible on or through our website is not a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

•

All information in our definitive proxy statement on Schedule  14A, filed with the SEC on April  11, 2019, and as amended on May 8, 2019, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  10, 2019, August  8, 2019 and November 12, 2019, respectively;

•	Our Current Reports on Form 8-K, filed with the SEC on April 4, 2019, April 5, 2019, May 13, 2019, October 3, 2019 and October 31, 2019; and

•

The description of our Class  A Common Stock contained in our Registration Statement on Form 8-A (File No. 001-36089) filed with the SEC on September 24, 2013, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

RingCentral Inc.

20 Davis Drive

Belmont, California 94002

Attn: Investor Relations

(650) 472-4100

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